UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

October 7, 2021

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Poor Farm Road
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2021, the Board of Directors (the “Board”) of Agile Therapeutics, Inc. (the “Company”) appointed Josephine Torrente as a Class II member of the Board. The Board appointed Ms. Torrente to the Board’s science and technology committee and nominating and corporate governance committee. Ms. Torrente has more than 30 years of experience in the pharmaceutical industry, and is currently a Director at Hyman, Phelps & McNamara, a law firm focused on advising clients on FDA matters, where she has practiced since 1998. In addition to her time at Hyman, Phelps & McNamara, Ms. Torrente has worked at Sprout Pharmaceuticals as the Executive Vice President, Corporate and Regulatory Affairs, and Wyeth-Ayerst Research, where she managed U.S. regulatory affairs and conducted discovery research. Ms. Torrente received her B.S. with honors from Case Western Reserve University, her M.S. from the University of Alabama at Birmingham, and her J.D. summa cum laude from Temple University School of Law.

Ms. Torrente will receive the standard compensation amounts payable to non-employee directors of the Company as described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 23, 2021.

There are no arrangements or understandings between Ms. Torrente and any other person pursuant to which she was selected as a director. Ms. Torrente is a director in the law firm of Hyman, Phelps & McNamara PC. The Company engages Hyman, Phelps & McNamara PC for certain legal services, and paid approximately $191,000 in fees to the law firm in 2020 and has so far paid approximately $56,000 in fees to the law firm in 2021. Other than as described above, since the beginning of the Company’s last fiscal year, there have not been any transactions between Ms. Torrente and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.     Regulation FD Disclosure.

On October 8, 2021, the Company issued a press release announcing Ms. Torrente’s appointment as a Class II member of the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

On October 8, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriter”), relating to the issuance and sale of (i) 26,666,648 shares of the Company’s common stock (the “Shares”) and (ii) warrants to purchase 13,333,324 shares of common stock (the “Warrants”) to the Underwriter (the “Offering”).  Each share of common stock was sold together with one-half of a warrant to purchase one share of common stock at a combined public offering price of $0.85, less underwriting discounts and commissions. The Warrants have an exercise price of $0.85 per share, are exercisable immediately, and will expire five years following the date of issuance. The net proceeds to the Company from the Offering are expected to be approximately $21.1 million after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering is expected to close on or about October 13, 2021, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.

The Offering is being made by means of a written prospectus forming part of a shelf registration statement on Form S-3 (Registration Statement No. 333-249273), previously filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 14, 2020, and a related prospectus supplement. The Underwriting Agreement and the Form of Warrant are attached as Exhibits 1.1 and 4.1 hereto, respectively, and the description of the terms of the Underwriting Agreement and the Warrants are qualified in their entirety by reference to such exhibits. A copy of the opinion of Morgan, Lewis and Bockius LLP relating to the legality of the issuance and sale of the Shares and the Warrants in the Offering is attached as Exhibit 5.1 hereto.

On October 7, 2021, the Company issued a press release announcing that it had commenced the Offering. On October 8, 2021, the Company issued a press release announcing the pricing of the Offering.

Copies of these press releases are filed as Exhibits 99.2 and 99.3 hereto, respectively.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated October 8, 2021.
4.1	Form of Warrant.
5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
99.1	Press Release dated October 7, 2021 Announcing Appointment of Josephine Torrente to Board.
99.2	Press Release dated October 7, 2021 Announcing Commencement of Offering.
99.3	Press Release dated October 8, 2021 Announcing Pricing of Offering.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: October 8, 2021	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	President and Chief Executive Officer